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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement

CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

         Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

2003	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

To Cubic Shareholders:

        Cubic Corporation's 2003 Annual Meeting will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 11, 2003, at 10:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

        The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

        The Corporation's 2002 Annual Report is enclosed herewith.

Sincerely yours,

Walter J. Zable
Chairman of the Board
January 3, 2003

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.

NOTICE OF ANNUAL MEETING

        The Annual Meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room of the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 11, 2003, at 10:30 a.m. Pacific Standard Time, for the following purposes:

  1.
  To elect seven Directors for the ensuing year;

  2.
  To approve and confirm the appointment of Ernst & Young LLP as auditors of the Company for fiscal year 2003; and

  3.
  To transact such other business as may properly come before the meeting.

        Shareholders of record at the close of business on December 30, 2002 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

William C. Stewart, Jr.
Secretary
San Diego, California
January 3, 2003

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

        Proxies in the form enclosed with this statement are solicited by the Board of Directors of Cubic Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held in San Diego, California, on February 11, 2003. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

OUTSTANDING SHARES AND VOTING RIGHTS

        The voting securities of the Corporation consist of its Common Stock, without par value, of which 26,719,845 shares were outstanding at November 22, 2002 (after deducting 8,944,884 shares held as Treasury Shares).

        Only shareholders of record on the books of the Corporation at the close of business on December 30, 2002 will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share. Votes will be counted by the Inspector of Elections. Abstentions, broker non-votes and proxies without authority to vote will not be counted in votes cast.

        The approximate date on which the proxy statement and form of proxy are first being sent or given to security holders is January 3, 2003.

ELECTION OF DIRECTORS

        Seven Directors comprise the authorized membership of the Board of Directors of the Corporation. Seven Directors are to be elected by a plurality vote at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the following Directors, all of which are now in office, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the management nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named.

IDENTIFICATION OF DIRECTORS

        Walter J. Zable, 87, Director since 1951.    Chairman of the Board, President and Chief Executive Officer, and Chairman of the Executive Committee.

        Walter C. Zable, 56, Director since 1976.    Vice Chairman of the Board, Member of the Executive Committee, and Vice President. President of Cubic Transportation Systems, Inc., a wholly-owned subsidiary. Prior thereto performed various management functions for the Corporation.

        Dr. Richard C. Atkinson, 73, Director since 1999.    President of the University of California. Member of the Audit and Compliance Committee.

        Robert T. Monagan, 82, Director since 1986.    Chairman of the Executive Compensation Committee and Member of the Audit and Compliance and the Nominating Committees. Former President of the California Manufacturers Association. Vice Chairman of the Northern California State World Trade Center. Former Speaker of the California State Assembly. Director of Electronic Medical Management, Inc. Director of University of the Pacific.

        Raymond E. Peet, 82, Director since 1987.    Retired Vice Admiral, United States Navy, Chairman of the Audit and Compliance Committee, Member of the Executive and the Nominating Committees. Past Chairman of San Diego Dialogue. Former member of Board of Consultants to the Comptroller General of the United States.

        William W. Boyle, 68, Director since 1995.    Vice President and Chief Financial Officer. Member of the West Coast Advisory Board of Protection Mutual Insurance Company. Previously, Mr. Boyle held management positions with General Electric, Occidental Petroleum, and the Wickes Corporation.

        Raymond L. deKozan, 66, Director since 2002.    Vice President and Chief Executive Officer of Cubic Transportation Systems, Inc., a wholly-owned subsidiary. Mr. deKozan has performed various management functions for the Corporation or its subsidiaries since joining the Corporation in 1960.

IDENTIFICATION OF EXECUTIVE OFFICERS

        Thomas A. Baz, 69, Vice President and Corporate Controller since 1983

        Gerald R. Dinkel, 56, Vice President/Chief Executive Officer Defense Group since 2001

        Mark A. Harrison, 45, Vice President/Financial Planning and Accounting since 2000

        Kenneth A. Kopf, 52, Vice President and General Counsel since 1998

        Bernard A. Kulchin, 71, Vice President/Human Resources since 2000

        William C. Stewart, Jr., 72, Vice President and Secretary since 1984.

        John D. Thomas, 49, Vice President Finance and Treasurer since 1992.

BOARD OF DIRECTORS AND BOARD COMMITTEES

        During the fiscal year 2002, six meetings of the Board of Directors were held. Each of the incumbent Directors attended 75% or more of the aggregate of (1) the total number of Board meetings and (2) the total number of meetings held by all Board Committees on which he served. Non-management outside Directors are each paid an annual retainer of $12,000 and fees of $2,000 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. Non-management directors also participate in the Corporation's 1998 Stock Option Plan and each have been granted options to purchase 1,500 shares of the common stock of the Corporation in accordance with the terms of the plan. Directors who are salaried employees of the Corporation are not separately compensated for their services as Directors, but all Directors are reimbursed for travel expenses, if incurred, for attendance at meetings.

Audit and Compliance Committee

        Members of this Committee are Raymond E. Peet, Chairman, Dr. Richard C. Atkinson, and Robert T. Monagan. Each of the members of the Committee is independent as defined under Section 121(A) of the Listing Requirements of the American Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors and which was published in the Proxy Statement for the Corporation's Annual Meeting held on February 27, 2001.

        The Committee advises and assists the Corporation's Chief Financial Officer in making periodic overall reviews of the Corporation's internal controls and financial statements, reviews legal matters, meets periodically with the Corporation's independent auditors to discuss their activities in relation to the Corporation, recommends independent auditors to the Board of Directors for appointment for the Corporation's annual audit, and advises and provides oversight of the Corporation's internal audit activities and other programs. It held two meetings during fiscal year 2002.

  Report of the Audit and Compliance Committee

        The Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Corporation for the fiscal year ended September 30, 2002. The Committee has also discussed with Ernst & Young LLP, the Corporation's independent public accountants, the matters required to be discussed by Statement on Accounting Standards No. 61 and has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

        Based on its review of the audited financial statements for fiscal year 2002 and its discussion with the independent auditors, the Committee recommended to the Corporation's Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

        The Committee also recommended to the Corporation's Board of Directors that Ernst & Young LLP be engaged as the auditors of the Corporation for fiscal year 2003.

/s/ Raymond E. Peet	/s/ Robert T. Monagan	/s/ Dr. Richard C. Atkinson

Executive Compensation Committee

        The members of this Committee are Robert T. Monagan, Chairman, and Raymond E. Peet. It held one meeting during fiscal 2002. The Committee reviews the Corporation's executive compensation objectives and policies and approves the compensation, including salary, incentive plans, incentive plan and discretionary bonuses, stock options and/or other compensation adjustments for the benefit of the Corporation's Officers.

  Report of the Executive Compensation Committee

        The Executive Compensation Committee of the Board of Directors has the responsibility for review and determination of executive compensation objectives and policies and the evaluation of the Corporation's executive officers. It is the Committee's responsibility to determine the compensation of the Corporation's Chief Executive Officer and the other executive officers taking into consideration individual and corporate performance, performance of competitors and other similar businesses and relevant compensation data.

        The base salaries of the Corporation's executive officers are set to attract qualified people necessary for the continued successful operation and growth of the Corporation and its subsidiaries. With the assistance of the Human Resources Department, the base salary structure is periodically reviewed in relation to the practices of companies in similar businesses and of similar size and in a reasonable geographic area.

        The determination of each executive's compensation by the Committee takes into consideration the performance of the Corporation and its subsidiaries, the recommendations of management, and salaries and incentive compensation of executives in similar businesses.

        Incentive bonuses are paid at the end of each fiscal year based upon company performance against established goals for sales, operating profits, earnings per share, and return on investment.

        During the fiscal year, no executive officer of the Corporation served either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a Director or as a member of the Executive Compensation Committee of the Corporation. No member of the Committee is a former or current Officer or employee of the Corporation or any of its subsidiaries.

/s/ Robert T. Monagan, Chairman	/s/ Raymond E. Peet, VAdm, USN, (Ret.)

Nominating Committee

        Members of this Committee are Robert T. Monagan and Raymond E. Peet. One meeting was held during fiscal 2002. The Committee will not consider shareholder nominations.

Ownership of Common Stock

        The following table sets forth information with respect to persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Stock (after deduction of Treasury Shares):

Title Class	Name and Address	Amount Beneficially Owned	Percent of Owned
Common	Walter J. Zable P. O. Box 1525 Rancho Santa Fe California 92067	10,751,541	40.24%

        The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors and all Officers and Directors as a group as of November 22, 2002. In each case where such number of shares exceeds 1% of the securities of such class outstanding on the record date (after deduction of Treasury Shares), the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

Name	Amount Beneficially Owned Directly or Indirectly (2)
Walter J. Zable (40.24%) (1)	10,751,541	(3)
Raymond E. Peet	34,965
Dr. Richard C. Atkinson	15,900
Walter C. Zable (1.56%)	416,907	(4)(5)
Robert T. Monagan	8,100
William W. Boyle	1,800
Raymond L. deKozan	792
All Officers and Directors as a Group (17)(42.06%)	11,238,797
(1)
By virtue of his beneficial share ownership, Mr. Zable may be deemed to be a "Control" person of the Corporation as that term is described under the Securities Exchange Act of 1934.

(2)
All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable and Walter C. Zable.

(3)
Walter J. Zable's shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

(4)
A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

(5)
Walter C. Zable is the son of Walter J. Zable.

        Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth all cash compensation paid for services rendered in all capacities to the Corporation and its subsidiaries during or with respect to the 2002 fiscal year to the Chief Executive Officer and the four most-highly compensated Executive Officers of the Corporation whose compensation exceeded $100,000:

							Annual Compensation
Name	Position		Base Salary		Bonus		Other Annual Compensation		Long Term Compensation
			(A)		(A)		(B)		(C)
W.J. Zable	Chairman of the Board President and Chief Executive Officer	2002 2001 2000	$ $ $	590,385 550,000 530,000	$ $ $	263,361 202,244 66,409	$ $ $	26,452 38,871 38,798	$ $	344,684 184,474
W.W. Boyle	Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	381,154 365,000 355,000	$ $ $	144,849 115,043 38,127	$ $ $	21,917 21,917 22,111		$73,787
R.L. deKozan	Vice President and Chairman of the Board of Cubic Transportation Systems, Inc.	2002 2001 2000	$ $ $	346,154 330,000 300,000	$ $ $	121,983 105,484 100,084	$ $ $	48,924 46,002 46,339		$102,425
W.C. Zable	Vice President and Vice Chairman of the Board	2002 2001 2000	$ $ $	312,115 300,000 295,000	$ $ $	100,636 87,903 76,694	$ $ $	23,635 23,270 22,648		$93,466
G.R. Dinkel	Vice President and Chief Executive Officer Defense Group	2002 2001 2000	$ $ $	312,115 294,230 71,637	$ $ $	108,451 83,332 68,830	$ $ $	53,323 50,400 2,077		$20,549

(A)
Base salary and bonus include cash compensation earned whether received or deferred at the election of the Officer.

(B)
Amounts shown reflect the individual's interest in the Corporation's contribution for fiscal 2002 to the Corporation's Employees' Profit Sharing Plan, premiums for executive life insurance coverage in accordance with I.R.S. tables and automobile allowances.

(C)
Includes the long-term performance bonus for the three-year period ended in fiscal 2002 earned whether received or deferred at the election of the officer. This item also includes the split-dollar insurance plan, described below, initiated for the benefit of the shareholders, which requires the Officer to make contributions toward acquisition of the life insurance. In October 1992, to offset the cost, including taxes, of the insurance contribution by Mr. Zable, the Board of Directors adopted a supplemental executive compensation program under the terms of which a predetermined sum would be paid annually. The amounts set forth above are the annual payments under this program. Payments may be discontinued at any time by the Board of Directors.

        The remuneration shown for the named individuals includes deferred compensation under the Corporation's Deferred Compensation Plan for fiscal 2002. Under the Plan, selected key employees of the Corporation, including Officers, may defer all or any part of their compensation until termination of employment with the Corporation. The deferred compensation is held in the general funds of the Corporation and credited to the account of the employee. Each account is credited with interest at the rate set by the Secretary of the United States Treasury.

        The Corporation provides all full-time employees with life insurance coverage up to $50,000, depending on their rate of compensation, and executives of the Corporation with $150,000 of life insurance. In addition, executives are provided, at their option, with additional life insurance in an amount of 1, 2, 3, or 4 times the executive's salary, at the executive's option, up to a total maximum of $500,000, all of the premiums for such additional insurance being paid solely by each electing executive. Currently, premiums not paid by the executive for all life insurance coverage are treated as compensation to those executives in accordance with Internal Revenue Service Tables, and are included in the cash compensation shown.

        There are no material proceedings to which any director, officer or affiliate of the Corporation, owner of record or beneficially of more than five percent (5%) of the Common Stock of the Corporation, or any associate of any such director, officer, affiliate of the Corporation or security holder is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation or any of its subsidiaries.

        In 2001, Gerald R. Dinkel was employed by the Corporation to fill the position of Vice President and Chief Executive Officer of the Defense Group. To assist Mr. Dinkel in the purchase of a home and the relocation of Mr. Dinkel and his family from Maryland to San Diego, California, the Corporation loaned Mr. Dinkel the sum of $200,000 on a 5% interest bearing promissory note payable in 5 equal annual installments commencing in 2006 and secured by a second trust deed on the property purchased.

        In 2002, to assist Raymond L. deKozan in the purchase of a home and the relocation of Mr. deKozan and his family to the United States at the conclusion of an assignment of several years in England in connection with the negotiation and performance of contracts with the London Underground, the Corporation loaned Mr. deKozan the sum of $600,000 of which $400,000 has been repaid and the balance of which at the date of this Proxy Statement is in the process of being retired.

        The remuneration shown for the named individuals includes their interest in the Corporation's contribution for fiscal 2002 to the Corporation's Employees' Profit Sharing Plan. The Plan is for employees of the Corporation and its subsidiaries. The amount of the Corporation's annual contribution is determined by the Board of Directors in its sole discretion. The Plan also allows employees to make voluntary contributions of up to 30% of their compensation to the Plan. Employees, including executives, are permitted, pursuant to the provisions of the Plan, to defer pre-tax up to 30% of their compensation up to a maximum amount allowed by the Internal Revenue Code. These pre-tax deferrals made by the named individuals are also included in the compensation shown above. The Corporation's annual and the employee's voluntary contributions to the Plan are made to various funds held by an insurance company. Each employee is given investment discretion over the contributions allocated to his or her account.

        The compensation shown does not include contributions by the Corporation under its defined benefit Employees' Pension Plan because the amount of such contributions in respect to a specified person are not and cannot be readily calculated. Additional information regarding the Corporation's Employees' Pension Plan is set forth below:

        The Corporation maintains a defined benefit Pension Plan ("Plan") for most of its employees and the employees of its subsidiaries. The Corporation's contributions to the Plan are distributed among various funds held by an insurance company. They are actuarially determined for the total of all participants covered by the Plan. Therefore, the amount of contribution in respect to a specified person is not and cannot be readily calculated. The Corporation's contribution to the Plan for 2002 amounts to approximately 3.7% of the participants' remuneration. Generally, all participants in the Plan earn the right to receive a monthly pension at the Plan's normal retirement date of age 65 in an amount equal to 1/12th of 3/4ths of 1% of their total earnings (including bonuses) since 1974. The benefits to be paid under the Pension Plan are not subject to adjustments for Social Security benefits or other offsets.

	Estimated Annual Benefits Under the Cubic Corporation Pension Plan
	At Retirement Age of 65 Years of Service
Average Annual Compensation
	10	20	30	40
$50,000	$3,750	$7,500	$11,250	$15,000
100,000	7,500	15,000	22,500	30,000
150,000	11,250	22,500	33,750	45,000
170,000	12,750	25,500	38,250	51,000

        Compensation eligible to the Plan is limited by ERISA regulations to $170,000 during the year ended September 30, 2002.

        The years of credited service in the Corporation's Pension Plan for the listed individuals are: 53 years for W. J. Zable, 40 years for W. C. Zable, 19 years for W. W. Boyle, and 42 years for Raymond L. deKozan.

        The Corporation also provides to certain Executive Officers certain normal management fringe benefits, including financial counseling and club memberships, which are not included in the above Table. An undetermined part of these benefits might have been used for personal purposes in an amount which can not be reasonably determined. It has been concluded that the aggregate amounts of any such benefits are not material and do not, in any event, exceed the lesser of $50,000 or 10% of the compensation reported as to each person specified and, in any case, the aggregate amount of such other compensation is the lesser of $25,000 times the number of persons in the group or 10% of the compensation reported above for the group.

        The Corporation is party to an agreement with a trust established by Mr. Walter J. Zable, CEO of the Corporation, and Mrs. Zable whereby the Corporation has agreed to make advances on a split-dollar life insurance policy purchased by the trust on the life of Mrs. Zable. The agreement is so designed that if the assumptions made as to mortality experience, policy dividends and other factors are realized, at the death of Mrs. Zable the Corporation will recover all of its insurance premiums as well as other costs associated with the policy. The advances are secured by a collateral assignment of the policy to the Corporation. The agreement is intended to prevent the possibility of a large block of the Corporation's common shares being put on the market, to the detriment of the share price, in order for the beneficiaries to pay estate taxes. The Corporation may cause the agreement to be terminated and the policy to be surrendered at any time. The difference between policy premiums and other payments and the increase in the cash surrender value of the policy has been expensed or added to income in the year incurred. The amount added to income in 2002, 2001 and 2000 was $308,000, $482,000, and $45,000, respectively. As of September 30, 2002, the cash surrender value of the policy exceeded the total of all premium payments made by the Corporation through that date. No premium payments have been made during fiscal year 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        No Director, Officer, or beneficial owner of more than ten percent of the Common Stock of the Corporation failed to file on a timely basis, as disclosed in Form 3, Form 4 and amendments thereto, and Form 5 and amendments thereto, reports required by Section 16(a) of the Exchange Act during the fiscal year 2002.

Performance Graph

        The above graph compares the performance of Cubic Corporation with that of the S&P 500 Index and a peer group comprised of companies in the Federal Trade Commission SIC Codes 3699 and 3829. Electrical Equipment and Supplies (NEC) and Measuring and Controlling Devices (NEC), which are published industry groups. The chart assumes that $100 was invested on October 1, 1997, in each of Cubic Corporation, the S&P 500 Index and the peer group index, and compares the return on investment as of September 30th of each of the following five years. The return on investment represents the change in the fiscal year-end stock price plus reinvested dividends.

INDEPENDENT AUDITORS

        Ernst & Young LLP has audited the Corporation's books and records since 1959 and are continuing as its auditors in addition to providing tax services. No change is contemplated. There is no other relationship.

        Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  Audit Fees

        $470,840 constitutes the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the corporation's annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Corporation's Forms 10-Q for that fiscal year.

        $156,338 constitutes the aggregate fees billed by Ernst & Young LLP for audit related services primarily involving required statutory audits of subsidiary operations doing business in foreign countries.

  Financial Information Systems Design and Implementation Fees

        Ernst & Young LLP did not render any professional services for the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended September 30, 2002.

  All Other Fees

        The aggregate fees from Ernst & Young LLP for services rendered to the Company other than the Audit Fees, the Financial Information Systems Design and Implementation Fees, and Audit Related Fees for the fiscal year ended September 30, 2002 were $170,603. These fees were primarily for tax related services.

        The Audit and Compliance Committee of the Board of Directors of the Corporation has considered that the provision of services as set forth above is compatible with maintaining the independence of Ernst & Young LLP.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be included in the Corporation's Proxy Statement and form of proxy relating to the Corporation's 2004 Annual Meeting of Shareholders must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 10, 2003.

OTHER MATTERS

        All shareholders of record at the close of business December 30, 2002, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the Corporation's Annual Report, including financial statements for the fiscal year ended September 30, 2002.

        The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The Corporation may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

        Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

                      By Order of the Board of Directors

                      William C. Stewart, Jr.
                       Secretary

CUBIC CORPORATION

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders

        The undersigned, a shareholder of Cubic Corporation, a Delaware corporation, hereby appoints Walter J. Zable, William W. Boyle and William C. Stewart, Jr., or any of them, the attorneys and proxies of the undersigned, with power of substitution, to vote the common shares of Cubic Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Cubic Corporation to be held in the Main Conference Room, at the Headquarters of the Corporation, 9333 Balboa Avenue, San Diego, California 92123, on Tuesday, February 11, 2003, at 10:30 a.m. PST, and at any adjournment or adjournments thereof, as follows:

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ITEMS (1) AND (2).

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

        (Continued, and to be signed, on the other side)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

The Board of Directors Recommends a Vote "FOR" Each of the Listed Proposals.

		For All	Against	For All	Withhold
1. Election of Directors
Nominees:	Walter J. Zable, Walter C. Zable, William W. Boyle, Dr. Richard C. Atkinson, Raymond L. deKozan. Robert T. Monagan and Raymond E. Peet

(To withhold authority to vote for any nominee, write that nominee's name here)

		For	Against	Withhold
2.	Confirm Ernst & Young LLP as independent public accountants of the Corporation for Fiscal Year 2003
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated January 3, 2003.

Dated 2003.	Signature
Signature (if held jointly)

Note:    Please sign exactly as name (or names) appear on this card. When shares are held by joint tenants, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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CUBIC CORPORATION (Name of Registrant as Specified In Its Charter)
PRINCIPAL EXECUTIVE OFFICE 9333 Balboa Avenue San Diego, California 92123
EXECUTIVE COMPENSATION AND OTHER INFORMATION
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Shareholders
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY